CapitalSouth Bancorp Announces Third Quarter Dividend

Birmingham, Al, September 12, 2006 - The Board of Directors of CapitalSouth Bancorp, (NASDAQ:CAPB) has declared a third quarter dividend of $.06 per share to shareholders of record as of September 29, 2006. The dividend will be payable October 18, 2006.

Chairman and Chief Executive Officer, W. Dan Puckett in a statement released today said, “We are pleased to announce our 3rd quarter dividend which reflects our recent change from a semi-annual to a quarterly dividend structure.”

CapitalSouth Bancorp through its bank subsidiaries CapitalSouth Bank and Capital Bank (CapitalSouth Bancorp announced August 23, 2006 its intention to merge the two subsidiaries) provides a broad range of commercial banking services and products in the Birmingham, Huntsville and Montgomery, Alabama and Jacksonville, Florida markets. Additional information is available at www.capitalsouthbank.com

This press release contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995, which is based on CapitalSouth’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

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